     UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported):  9/25/2009

TREVENEX RESOURCES, INC.

 (Exact name of registrant as specified in charter)

Commission File Number:  000-53493

Nevada	98-0408708
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25 West Cataldo, Suite A Spokane, Washington	99202
(Address of principal executive offices)	(Zip Code)

(509) 869-6877
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

ITEMS TO BE INCLUDED IN THIS REPORT

Item 7.01 - Regulation FD Disclosure.

On September 25, 2009, Trevenex Resources, Inc. issued a Press Release entitled ”Trevenex Resources, Inc. Enters into Share Exchange Option Agreement to Acquire Majority Interest of DigitalApps Technologies Sdn Bhd”

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 8.01 - Other Events.

On September 25, 2009, Sunway Technology Development Ltd. (“STD”) entered into a Share Exchange Option Agreement with Trevenex Resources, Inc. (TRI”), whereby SDT has the option to undertake a Share Exchange and Reorganization Agreement with TRI, to exchange 90,690 shares of the issued and outstanding shares of common stock of DigitalApps Technologies Sdn, Bhd (“DAT”), a Malaysian Company held by STD, in exchange for TRI issuing 10,833,333 shares of restricted common stock to STD.  The 10,833,333 shares subject to the option will represent 86.09% of the issued and outstanding shares of common stock of TRI when issued and the 90,690 shares of DAT represent 90.69% of the DAT issued and outstanding shares of common stock.  The 90,690 shares of the DAT stock will be registered in the name of Trevenex Acquisitions, Inc., a wholly owned Nevada subsidiary of TRI.  The exercise of the option will occur pursuant to a Share Exchange and Reorganization Agreement to be entered into by TRI, Trevenex Acquisitions, Inc., STD and DAT prior to October 31, 2009.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 - Financial Statements and Exhibits.

    (c)  Exhibits

99.1	Press Release of Trevenex Resources, Inc. issued September 25, 2009.*

* This exhibit is intended to be furnished and shall not be deemed "filed" for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVENEX RESOURCES, INC. (Registrant)

Date: September 28, 2009	By:	/s/ Scott Wetzel
Scott Wetzel President and CEO